Exhibit 99.1

PRELIMINARY - SUBJECT TO COMPLETION

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.2026 Vote by Internet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail CHURCHILL CAPITAL CORP X PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on February 11, 2026. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. VIRTUAL MEETING – If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the virtual special meeting online, please visit: www.cstproxy.com/churchillcapitalx/2026 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY CARD FOR EXTRAORDINARY GENERAL MEETING IN LIEU OF AN ANNUAL MEETING OF SHAREHOLDERS OF CHURCHILL CAPITAL CORP X THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints each of Michael Klein and Jay Taragin (each, a “Proxy”) as proxy, with the power to appoint a substitute, to vote the shares that the undersigned is entitled to vote (the “Shares”) at the extraordinary general meeting in lieu of an annual meeting of shareholders of Churchill Capital Corp X to be held on February 12, 2026 at 10:00 a.m. Eastern Time, virtually via live webcast at www.cstproxy.com/churchillcapitalx/2026 or at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in a Proxy’s discretion on such other matters as may properly come before the extraordinary general meeting or any adjournment or postponement thereof. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY CARD BUT NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED AT THE DISCRETION OF YOUR PROXY. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed on reverse side)

2026

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting in Lieu of an Annual Meeting of Shareholders to be held on February 12, 2026

This notice of meeting and the accompanying proxy statement/prospectus/consent solicitation statement are available at www.cstproxy.com/churchillcapitalx/2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHURCHILL CAPITAL CORP IX

PROXY CARD

THE BOARD OF DIRECTORS UNANIMOUSLY (OF THOSE WHO VOTED) RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

Please mark your votes like this X

Proposal No. 1 — a proposal to approve by ordinary resolution (a) the adoption of that certain Agreement and Plan of Merger and Reorganization, dated as of September 8, 2025 (as amended, modified, supplemented or waived from time to time, the "Merger Agreement"), by and among Churchill Capital Corp X, a Cayman Islands exempted company ("CCX"), AH Merger Sub I, Inc., a Delaware corporation and direct, wholly-owned subsidiary of CCX ("Merger Sub I"), AH Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of CCX ("Merger Sub II," and, together with Merger Sub I, "Merger Subs") and ColdQuanta, Inc. (d/b/a Infleqtion), a Delaware corporation (the "Company"), and the related agreements to which CCX is a party and (b) the merger of Merger Sub I with and into the Company, with the Company surviving such merger as a wholly-owned subsidiary of CCX and, immediately thereafter, the merger of the surviving company with and into Merger Sub II, with Merger Sub II continuing as the surviving entity and a wholly owned subsidiary of CCX (collectively, the "Merger"), and the other transactions contemplated by the Merger Agreement and the related agreements to which CCX is a party (the "business combination" and, such proposal, the "business combination proposal").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 — a proposal to approve, on a non-binding advisory basis, by special resolution that CCX be de-registered in the Cayman Islands pursuant to the Amended and Restated Articles of Association of CCX and be registered by way of continuation as a corporation in the State of Delaware and conditional upon, and with effect from, the registration of CCX in the State of Delaware as a corporation (the "*Domestication*"), governed by CCX Certificate of Domestication attached as Exhibit 3.4 to the proxy statement/prospectus in respect of the extraordinary general meeting of CCX (the "*domestication proposal*").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3 — a proposal to approve, on a non-binding advisory basis, by special resolution, and adopt with effect from the Domestication, the Proposed Certificate of Incorporation, attached as Annex B to the proxy statement/prospectus, and Proposed Bylaws of CCX, attached as Annex C to the proxy statement/prospectus (the "*organizational documents proposal*").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 4 — proposals to approve, on a non-binding advisory basis and as required by the applicable U.S. Securities and Exchange Commission guidance, by ordinary resolution, certain of the material differences between CCX's current articles of association and the Proposed Certificate of Incorporation and the Proposed Bylaws (the "*advisory organizational documents proposal*").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 5 — a proposal to approve, by ordinary resolution, the issuance of shares of common stock of the Infleqtion, Inc. following the Domestication in connection with the Merger (the "*stock issuance proposal*").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 6 — a proposal to approve, by ordinary resolution, and adopt the Infleqtion, Inc. 2026 Equity Incentive Plan (the "*Incentive Plan*") in the form attached to the accompanying proxy statement/prospectus/consent solicitation statement as Annex E, and the material terms thereof, including the authorization of the initial share reserve thereunder (the "*incentive plan proposal*").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 7 - a proposal to approve, by ordinary resolution, and adopt the Infleqtion, Inc. 2026 Employee Stock Purchase Plan (the "*ESPP*") in the form attached to the accompanying proxy statement/prospectus/consent solicitation statement as Annex F, and the material terms thereof, including the authorization of the initial share reserve thereunder (the "*ESPP proposal*").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 8 — a proposal to approve, on a non-binding advisory basis, by ordinary resolution, the election of directors to serve staggered terms on the Post-Closing Company's board of directors following the consummation of the business combination until immediately following the date of the 2027, 2028 and 2029 annual stockholder meetings, as applicable, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death (the "*director election proposal*").

Nominee	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
Matthew Kinsella Class III	☐	☐	☐
Eric Bjornholt Class I			
Kristina Johnson Class II			
Dawn Meyerriecks Class I			
Catherine Lego Class III			
David Singer Class II			

To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and write the name(s) of the nominee(s) on the line below

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Proposal No. 9 — a proposal to approve, by ordinary resolution, to adjourn the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the any of the proposals at the extraordinary general meeting (the "*adjournment proposal*").

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

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Signature______________________ **Signature, if held jointly**______________________ **Date**____________, **2026**

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.